UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

RLI Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 par value	RLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01Changes in Registrant’s Certifying Accountant.

On August 21, 2019, Deloitte & Touche LLP (“Deloitte”) was engaged as the new independent registered public accounting firm of RLI Corp. (the “Company”) to perform independent audit services for the Company for the fiscal year ending December 31, 2020. Deloitte’s engagement was approved by the Audit Committee of the Company’s Board of Directors.

The appointment of Deloitte was the result of a competitive request for proposal process undertaken by the Audit Committee. The Company’s current independent registered public accounting firm, KPMG LLP (“KPMG”), will continue as the Company’s independent registerd public accounting firm for the fiscal year ending December 31, 2019.

KPMG’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. KPMG LLP's report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 contained a separate paragraph stating that "As discussed in Note 1 to the consolidated financial statements, the Company has changed its method of accounting for equity investments in 2018 due to the adoption of ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.”

During the fiscal years ended December 31, 2018 and December 31, 2017 and through the subsequent interim period ending August 21, 2019, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference thereto in its reports on the consolidated financial statements of the Company for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of this Form 8-K and requested that KPMG provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the above disclosures. A copy of KPMG’s letter, dated August 21, 2019, is attached as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2018 and December 31, 2017 and through the subsequent interim period as of August 21, 2019, neither the Company, nor any party on behalf of the Company, consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Deloitte that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated August 21, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
110

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: August 21, 2019	By:	/s/ Jeffrey D. Fick
Jeffrey D. Fick
Sr. Vice President, Chief Legal Officer